Exhibit 10.1

AMENDMENT NO. 2

to

AMENDED AND RESTATED SERVICE AGREEMENT

dated December 15, 2003

by and between

AXIS Specialty Limited (the “Company”)

and

Michael A. Butt (the “Executive”)

Dated September 19, 2008

WHEREAS, the Company and the Executive entered into an Employment Agreement as of September 19, 2002; and

WHEREAS, the Company and the Executive entered into an Amended and Restated Service Agreement (the “Agreement”), dated as of December 15, 2003;

WHEREAS, the Company and the Executive entered into Amendment No. 1 to the Agreement as of May 12, 2006 (“Amendment No. 1”);

WHEREAS, the Company and the Executive desire to continue the Executive’s service as Chairman of the Company and as Chairman of the Board of Directors of AXIS Capital Holdings Limited and the Executive is willing to serve in such position; and

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein and the Executive is willing to continue to serve in his current position under the terms and conditions of this amendment (the “Amendment No. 2”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive agree as follows:

1.	Section 1, Term of Service, of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

1. Term of Service. The Executive’s term of service under this Agreement (the “Term”) commenced on September 19, 2002 and shall continue through the close of business on December 31, 2010, subject to earlier termination as provided in Section 8 below. The “Initial Term” shall mean September 19, 2002 through December 31, 2003 and the “New Term” shall mean January 1, 2004 through the close of business on December 31, 2005 and the

“Additional New Term” shall mean January 1, 2006 through December 31, 2010.

2.	Section 7.(b) Fringe Benefits, of the Agreement is hereby amended by inserting a new subsection (iv) therein, as follows:

(iv) reimbursement or payment for the cost or use of a luxury automobile at the Company’s expense (including, without limitation, the payment of all costs of fuel, a driver, maintenance thereof and insurance thereon (except to the extent such costs would not be eligible for reimbursement under the policies of the Company applicable to senior executives generally)).

Except as set forth herein, all other terms and conditions of the Agreement and Amendment No. 1 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first written above.

AXIS Specialty Limited

By:	/s/ John R. Charman
Name:	John R. Charman
Title:	Chief Executive Officer

Executive

/s/ Michael A. Butt
Michael A. Butt